CERTIFICATE OF AMENDMENT
                               TO
                  CERTIFICATE OF INCORPORATION
                               OF
                       WEI ACQUISITION CO.

          WEI Acquisition Co. (the "Corporation"), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law"), DOES
HEREBY CERTIFY that:

          ONE:      Article First of the Corporation's
Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

     "FIRST:   The name of the corporation is Wherehouse
Entertainment, Inc."

          TWO:      The foregoing amendment was duly adopted by
the Corporation pursuant to Sections 242 and 303 of the General Corporation Law. Provision for the filing of this Certificate of Amendment is contained in an order, dated January 30, 1997, of the United States Bankruptcy Court for the District of Delaware in In re: Wherehouse Entertainment, Inc., and WEI Holdings, Inc., Debtors, Chapter 11, Case No. 95-911 (HSB)(Jointly Administered).



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          IN WITNESS WHEREOF, the Corporation has caused this
Certificate to be signed by Robert C. Davenport, its Secretary and Treasurer, this 31st day of January, 1997.

                              WEI ACQUISITION CO.

                              /s/ Bob Davenport
                              _____________________________
                              Robert C. Davenport
                              Secretary and Treasurer

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